Exhibit 99.6

SECOND AMENDMENT TO THE NEXTEL COMMUNICATIONS, INC.

CHANGE OF CONTROL RETENTION BONUS AND SEVERANCE PAY PLAN,

AS AMENDED (EFFECTIVE JULY 14, 1999)

This Second Amendment to the Nextel Communications, Inc. Change of Control Retention Bonus and Severance Plan, as amended, effective as of July 14, 1999 (the “Plan”), is made this 12th day of August, 2005, by Nextel Communications, Inc. (the “Company”), to be effective as specified herein.

WITNESSETH:

WHEREAS, the Plan was amended by the First Amendment to the Plan, effective as of September 19, 2002;

WHEREAS, under the terms of that certain Agreement and Plan of Merger dated December 15, 2004, as amended, by and among Sprint Corporation (“Sprint”), the Company and S-N Merger Corp. (the “Merger Agreement”), the Company will merge with and into S-N Merger Corp. and become a subsidiary of Sprint (the “Merger”), and as of the Effective Time, Sprint shall be known as Sprint Nextel Corporation;

WHEREAS, the Merger will constitute a Change of Control for purposes of the Plan;

WHEREAS, the Plan will be maintained for a transitional period of time after the Effective Time (as defined in the Merger Agreement) until all benefits payable thereunder have been paid and will then automatically terminate pursuant to Section 2 of the Plan; and

WHEREAS, pursuant to Section 17 of the Plan, the Company wishes to amend the Plan, effective as of the Effective Time and contingent upon the Closing (as defined in the Merger Agreement), as set forth herein.

NOW THEREFORE, the Company hereby adopts this Second Amendment to the Plan, effective as of the Effective Time and contingent upon the Closing. In the event of a conflict between a provision that is changed by this Second Amendment and a provision of the Plan that is not changed by this Second Amendment, the provision changed by this Second Amendment shall govern and control. Unless otherwise defined herein, words and phrases used herein with initial capital letters shall have the meaning ascribed to such words and phrases in the Plan.

I.

Section 1 of the Plan is hereby amended to add the following paragraphs as new paragraphs immediately at the end thereof:

Effective as of the Effective Time and Closing of the merger (the “Merger”) of the Company with and into S-N Merger Corp. (“S-N Merger Corp.”), a subsidiary of Sprint Corporation (“Sprint”) pursuant to the terms of that certain Agreement and Plan of Merger dated December 15, 2004, as amended, by and among Sprint, the Company and S-N Merger Corp., Sprint shall be known as Sprint Nextel Corporation and shall become the sponsor of the Plan.

Effective as of the Effective Time, all references in Section 16 and Section 17 of the Plan to “the Company” shall mean and refer to Sprint Nextel Corporation; provided, however, that the foregoing shall not supersede the resolutions adopted by the Compensation Committee of Nextel Communications, Inc. on June 30, 2005, unless otherwise determined by Sprint Nextel Corporation.

II.

Section 3(c) of the Plan is hereby amended to add the following paragraph as a new paragraph immediately at the end thereof:

The Merger will constitute a Change of Control for purposes of the Plan. Notwithstanding the foregoing provisions of Section 3(c)(i), (ii), (iii) and (iv), effective as of the Effective Time and Closing of the Merger, after the Effective Time, the occurrence of any other event that would constitute (i) a Trigger Date (as defined in Section 4(a) of the Plan) or (ii) a Change of Control will have no effect and will not qualify as a Change of Control under the terms of the Plan.

III.

Section 3(e) of the Plan is hereby amended in its entirety as follows:

“Covered Employee” means any individual who, prior to the Effective Time, was recognized by an Employer as a regular full-time employee of an Employer, was subject to U.S. income tax withholding and to whom the Plan applies pursuant to Section 4(a) below.

IV.

Section 4(a) of the Plan is hereby amended to add the following sentence immediately at the end thereof:

Notwithstanding the foregoing, the Plan shall only apply to those individuals who, prior to the Effective Time, were recognized by an Employer as regular full-time salaried employees in any of the applicable salary grade levels.

V.

The following is added as a new Section 19 of the Plan:

19. Tax Penalty Avoidance. The provisions of this Plan are not intended, and should not be construed, to be legal, business or tax advice. The Company, sponsor of the Plan, Employers, Covered Employees, Beneficiaries and any other party having any interest herein are hereby informed that the U.S. federal tax advice contained in this document (if any) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Code or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

VI.

Except as specifically amended herein, the Plan shall remain unchanged, and as amended herein, shall continue in full force and effect until the Plan is automatically terminated pursuant to Section 2 of the Plan.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by an officer pursuant to the authority of its Board, as of the day and year first written above.

NEXTEL COMMUNICATIONS, INC.

By:	/s/ Christie A. Hill Christie A. Hill

Title:	Vice President & Corporate Secretary

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